TERMINATION OF
EMPLOYMENT CONTINUATION AGREEMENT
     WHEREAS, MetLife, Inc. (the “Company”) and
                                                                                                     (the “Executive”) have entered into an Employment Continuation Agreement or Amended and Restated Employment Continuation Agreement (in either case, as applicable, the “Agreement”) providing the Company and the Executive with certain rights and obligations upon the occurrence of a Change of Control of the Company (as defined in the Agreement);
     WHEREAS, the Company intends to establish the MetLife Executive Severance Plan (the “Plan”), which will provide the Executive with eligibility for payments and benefits should a Change of Control of the Company occur and the Executive subsequently terminate employment with Good Reason or the Company terminate the Executive’s employment without Cause (each as defined in the Plan);
     WHEREAS, the Plan provides for payments and benefits in form to which the Executive is not entitled under the Agreement or otherwise, including the compliance of such payments and benefits with United States Internal Revenue Code Section 409A;
     WHEREAS, the Company and the Executive mutually desire to terminate the Agreement in favor of making the Executive eligible for payments and benefits under the Plan;
     NOW, THEREFORE, it is agreed between the Company and the Executive, for good consideration provided, that the Agreement is terminated and void effective December 17, 2007.
     IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and the Company has caused this Termination to be executed in its name on its behalf.

METLIFE, INC.

By:

Title:

Date:

WITNESSED:

EXECUTIVE:

Date:

WITNESSED: